UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2019, which is incorporated herein by reference, AzurRx BioPharma, Inc. (the “Company”) commenced an offering on December 20, 2019 of (i) Senior Convertible Promissory Notes (each a “Note,” and together, the “Notes”) in the principal amount of up to $8.0 million to certain accredited investors (the “Investors”), and (ii) warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), each pursuant to Note Purchase Agreements entered into by and between the Company and each of the Investors (the “NPAs”) (the “Note Offering”).

  Between December 30, 2019 and January 2, 2020, the Company issued Notes to additional Investors in the aggregate principal amount of $943,200 and Warrants to purchase an aggregate of up to 486,185 shares of Common Stock. Each Note has a maturity date that is nine months from the date of issuance, accrues interest at a rate of 9% per annum, and is convertible, at the option of the holder, into shares of the Company’s Common Stock at a price of $0.97 per share (the “Conversion Shares”) and the Warrants have an exercise price of $1.07 per share and expire five years from the date of issuance. In addition, Alexander Capital L.P. (“Alexander Capital”) received additional consideration for their role as Placement Agent at the same rate as was disclosed in the Company’s Current Report on Form 8-K filed on December 30, 2019.

The Company intends to use the proceeds from the Note Offering for general working capital purposes, and to repay certain amounts due and payable to ADEC Private Equity Investments, LLC (“ADEC”), as previously disclosed in the Company’s Current Report on Form 8-K filed on December 30, 2019.

The issuance of the Notes, Warrants and the Placement Agent Warrants issued to Alexander Capital was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and/or Regulation 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

The foregoing description of the NPA, the Notes and the Warrants do not purport to be complete, and are qualified in their entirety by reference to the same, which documents were attached as exhibits to the Company’s Current Report on Form 8-K filed on December 30, 2019.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2020, Daniel Schneiderman was appointed to serve as the Chief Financial Officer of the Company. A copy of the press release issued by the Company on January 3, 2019 regarding Mr. Schneiderman’s appointment is attached hereto as Exhibit 99.1.

Mr. Schneiderman, age 41, is seasoned finance executive with over 18 years of experience in the areas of capital markets and finance operations. Prior to joining the Company, from November 2018 through December 2019 Mr. Schneiderman served as Chief Financial Officer of Biophytis SA, and its U.S. subsidiary, Biophytis, Inc., a European-based, clinical-stage biotechnology company focused on the development of drug candidates for age-related diseases, with a primary focus on neuromuscular diseases. From February 2012 through August 2018, Mr. Schneiderman served as Vice President of Finance, Controller and Secretary of MetaStat, Inc. (OTC: MTST), a publicly traded biotechnology company with a focus on Rx/Dx precision medicine solutions to treat patients with aggressive (metastatic) cancer. Mr. Schneiderman began his career at Burnham Hill Partners LLC, a division of Pali Capital, Inc., a boutique investment bank providing capital raising, advisory and merchant banking services in February 2004, where he served in various roles and increasing responsibilities, including as Vice President of Investment Banking until January 2012. Mr. Schneiderman holds a bachelor’s degree in economics from Tulane University.

In connection with Mr. Schneiderman’s appointment, the Company and Mr. Schneiderman entered into an employment agreement (the “Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Mr. Schneiderman shall (i) serve as the Company’s Chief Financial Officer for a term of three years commencing on January 2, 2020 (the “Effective Date”), subject to further renewal upon agreement of the parties; (ii) be subject to a non-competition requirement for twelve months after his termination; (iii) be subject to a non-solicitation requirement for twelve months after his termination; and (iv) be entitled to receive the following compensation for his services: (a) a base salary of $285,000 per year, (b) is eligible to receive an annual milestone cash bonus based on certain milestones that will be established by the Company’s Board or the Compensation Committee, (c) a grant of stock options to purchase such number of shares of the Company’s Common Stock equal to one and a quarter percent (1.25%) of the issued and outstanding Common Stock on January 2, 2020 with a strike price of $1.03 per share, which shall vest in three equal portions on each anniversary date of the Effective Date commencing on the first anniversary date of the Agreement, (d) 20 days of paid vacation, (e) participate in full employee health benefits, and (f) reimbursement for all reasonable expenses incurred in connection with his services to the Company.

In the event of Mr. Schneiderman’s termination by the Company for Cause, as defined in the Agreement, or by Mr. Schneiderman voluntarily, he will not be entitled to receive any payments beyond amounts already earned, and any un-vested equity awards will terminate. In the event of Mr. Schneiderman’s termination as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, he will be entitled to receive the following compensation: (i) severance in the form of continuation of his salary (at the Base Salary rate in effect at the time of termination, but prior to any reduction triggering Good Reason) for a period of twelve (12) months following the termination date; (ii) payment of Executive’s premiums to cover COBRA for a period of twelve (12) months following the termination date; and (iii) a prorated annual bonus.

Mr. Schneiderman and the Company have not engaged in any related party transaction and he has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Mr. Schneiderman with respect to his appointment as Chief Financial Officer.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the same, attached to this Current Report on Form 8-K as Exhibits 10.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between AzurRx BioPharma, Inc. and Mr. Schneiderman, dated January 1, 2020.

99.1	Press release issued by AzurRx BioPharma, Inc., dated January 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: January 6, 2020	By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer